Exhibit 99.3

PROVIDENT BANKSHARES CORPORATION

ANNUAL MEETING OF SHAREHOLDERS

April 21, 2004

10:00 a.m., Local Time

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Dennis A. Starliper and Robert L. Davis, or either of them, each with full power of substitution, to act as proxy for the undersigned, and to vote all shares of common stock of Provident Bankshares Corporation (the “Company”) owned of record by the undersigned at the Annual Meeting of Shareholders, to be held on April 21, 2004 at 10:00 a.m, local time, at 114 East Lexington Street, Baltimore, Maryland, and at any and all adjournments thereof, as designated below with respect to the matters set forth below and described in the accompanying proxy statement and, in their discretion, for the election of a person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve and with respect to any other business that may properly come before the meeting. Any prior proxy or voting instructions are hereby revoked.

This proxy will be voted as directed, but if no instructions are specified, this proxy will be voted “FOR” each of the proposals listed. If any other business is presented at the annual meeting, including whether or not to adjourn the meeting, this proxy will be voted by the proxies in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3, 4.

1.	The election as directors of all nominees listed (except as marked to the contrary below).

Nominees:	(01) Melvin A. Bilal,	(02) Ward B. Coe, III,	(03) William J. Crowley, Jr.,
	(04) Gary N. Geisel,	(05) Bryan J. Logan and	(06) Frederick W. Meier, Jr.

FOR ALL NOMINEES	WITHHOLD FROM ALL NOMINEES	FOR ALL EXCEPT

☐	☐	☐

INSTRUCTION:    To withhold your vote for any individual nominee, mark “FOR ALL EXCEPT” and write that nominee’s name in the space provided above.

2.	The approval and adoption of the Agreement and Plan of Reorganization, dated as of November 3, 2003, by and between Provident Bankshares Corporation and Southern Financial Bancorp, Inc., pursuant to which Southern Financial Bancorp will merge with and into Provident Bankshares.

FOR	AGAINST	ABSTAIN

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3.	The approval of the Provident Bankshares Corporation 2004 Equity Compensation Plan.

FOR	AGAINST	ABSTAIN

☐	☐	☐

4.	The ratification of the appointment of KPMG LLP as independent auditors for the fiscal year ending December 31, 2004.

FOR	AGAINST	ABSTAIN

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PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting of Shareholders, a joint proxy statement-prospectus dated March 12, 2004 and the Annual Report to Shareholders.

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

Signature:	Dated:

Signature:	Dated: